Exhibit 99.1

Jaguar Health Announces Upsizing of At-the-Market (ATM) Financing Program by $15.3 Million with Ladenburg Thalmann & Co. Inc. for Potential Future Financing Needs

Merger of Napo EU and Dragon SPAC targeted for mid-2021

Jaguar kicks off educational awareness contest in honor of HIV Long-Term Survivors Awareness Day and the 40th anniversary of the first publication defining HIV

San Francisco, CA (April 15, 2021): Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or the “Company”), today announced the upsizing by $15.3 million of the at-the-market (“ATM”) financing program the Company established on October 5, 2020 with Ladenburg Thalmann & Co. Inc. (“Ladenburg”) for potential future financing needs.

On April 9, 2021, the Company filed a registration statement and prospectus supplement in connection with its previously disclosed At The Market Offering Agreement with Ladenburg, as agent, to increase the size of the at-the-market offering pursuant to which the Company may offer and sell, from time to time through Ladenburg, shares (the “ATM Shares”) of the Company’s common stock.

“We are very pleased to have expanded the capacity of the ATM program,” said Lisa Conte, Jaguar's president and CEO. “While we do not anticipate issuing any shares at this time, the upsized ATM program is available to provide the Company with future funding, if needed, at the prevailing market price at the time of sale, hence, based on timing, potentially priced at-the-market, or above-the-market, as defined by Nasdaq.”

“Jaguar and Napo Pharmaceuticals, our wholly owned subsidiary, have multiple clinical programs that are funded with non-dilutive financing,” Conte said, “including Napo’s ongoing pivotal Phase 3 trial of crofelemer for prophylaxis of diarrhea in adult cancer patients receiving targeted therapy (“cancer therapy-related diarrhea” (“CTD”)), and our planned development program for lechlemer for the indication of the symptomatic relief of diarrhea and dehydration in cholera patients. On the financing front, it is important for the Company to have the flexibility to respond to relevant and critical emerging clinical needs as well – such as COVID-related diarrhea.”

As announced, the Company is actively pursuing conditional marketing authorization from the European Medicines Agency for crofelemer for COVID-related diarrhea through Napo EU S.p.A. (“Napo EU”), Jaguar’s wholly owned Italian subsidiary. “We expect that clinical efforts related to COVID-related diarrhea will be funded by the anticipated merger – aimed for mid-2021 – of Napo EU with the Dragon special purpose acquisition company (the “Dragon SPAC”), which is anticipated to be listed on AIM Italia,” Conte added.

Jaguar Kicks Off Educational Awareness Contest in Honor of HIV Long-Term Survivors Awareness Day and the 40th anniversary of the First Publication Defining HIV

In honor of HIV Long-Term Survivors Awareness Day and the 40th anniversary of the first publication defining HIV (both dates fall on June 5, 2021), and the great level of participation in Jaguar’s International Day of Forests Contest last month, Jaguar is conducting an educational awareness contest to raffle off a second signed print of the original painting of a Jaguar by Anthony J. Conte. The painting was inspired by a photograph of a Jaguar taken by Christopher Scharf in the Cockscomb Basin Wildlife Sanctuary & Jaguar Preserve in Belize.

The winner will be chosen at random from the pool of contest participants who correctly answer all or most questions in the multiple-choice entry form. Entries must be received by 9:00 a.m. US Eastern Time on June 4, 2021. No fee is required to enter the contest. Additional contest terms and conditions apply. Click here to enter and for contest terms and conditions.

“Given the enthusiastic response last month to Jaguar’s first educational awareness contest, we’ve launched a second contest with the prize being another signed and framed print (2/25) of this original painting of a jaguar by Anthony J. Conte,” said Conte. “I am also pleased to announce that we’ve launched a new Instagram account to serve as the central communication hub for community-building activities of this kind. Please click here to visit the new ‘Jaguar Health Community’ page on Instagram, and please click ‘Follow’ on the account so that you learn about our future educational events and activities related to rainforests, the history of plant-based medicines, and other topics of interest.”

Anthony J. Conte, 90, is an accomplished painter, published journalist, a lifelong outdoor enthusiast, and an accomplished figure skater who began skating at the age of 67. His oil paintings have been auctioned at fundraising events for conservation groups such as the Atlantic Salmon Federation and Wild Sheep Foundation. “Eye, Jaguar” is his first painting of a rainforest-dwelling mammal, created for and gifted to Jaguar Health, Inc.

To learn more about HIV Long-Term Survivors Awareness Day, click here. To read about the first publication defining HIV, click here to visit the related blog entry on the U.S. Department of Health & Human Services’ HIV.gov website.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any ATM Shares, nor shall there be any sale of such ATM Shares in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Jaguar Health, Inc. and Napo Pharmaceuticals, Inc.

Jaguar Health, Inc. is a commercial stage pharmaceuticals company focused on developing novel, plant-based, non-opioid, and sustainably derived prescription medicines for people and animals with GI distress, specifically chronic, debilitating diarrhea. Our wholly owned subsidiary, Napo Pharmaceuticals, Inc., focuses on developing and commercializing proprietary plant-based human gastrointestinal pharmaceuticals from plants harvested responsibly from rainforest areas. Our Mytesi® (crofelemer) product is approved by the U.S. FDA for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy and the only oral plant-based prescription medicine approved under FDA Botanical Guidance.

For more information about Jaguar, please visit https://jaguar.health. For more information about Napo, visit www.napopharma.com.

About Mytesi®

Mytesi® (crofelemer delayed release tablets) is an antidiarrheal indicated for the symptomatic relief of noninfectious diarrhea in adult patients with HIV/AIDS on antiretroviral therapy (ART). Mytesi® is not indicated for the treatment of infectious diarrhea. Rule out infectious etiologies of diarrhea before starting Mytesi®. If infectious etiologies are not considered, there is a risk that patients with infectious etiologies will not receive the appropriate therapy and their disease may worsen. In clinical studies, the most common adverse reactions occurring at a rate greater than placebo were upper respiratory tract infection (5.7%), bronchitis (3.9%), cough (3.5%), flatulence (3.1%), and increased bilirubin (3.1%).

More information and complete Prescribing Information are available at Mytesi.com. Crofelemer, the active ingredient in Mytesi®, is a botanical (plant-based) drug extracted and purified from the red bark sap of the medicinal Croton lechleri tree in the Amazon Rainforest. Napo has established a sustainable harvesting program for crofelemer to ensure a high degree of quality and ecological integrity.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding the Company’s expectation that the merger of Napo EU and the Dragon SPAC may occur in mid-2021, and the Company’s expectation that clinical efforts related to COVID-related diarrhea will be funded by the anticipated merger. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to a number of risks, uncertainties and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

Peter Hodge

Jaguar Health, Inc.

phodge@jaguar.health

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